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Exhibit 23.2

Consent of Independent Public Accountants

        As independent public accountants, we hereby consent to the incorporation of our report included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, into this Form S-8 Registration Statement.

/s/Daesung Accounting Corporation
Seoul Korea

June 23, 2005

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Consent of Independent Public Accountants